                                                                  Exhibit 10.185

                            SECURED PROMISSORY NOTE 2
                                 LOAN NO. 753972

$16,277,000.00                                                     June 22, 2004

     1. FOR VALUE RECEIVED, INLAND WESTERN SAN ANTONIO HUEBNER OAKS LIMITED PARTNERSHIP, an Illinois limited partnership, as "BORROWER" ("Borrower" to be construed as "Borrowers" if the context so requires), hereby promises to pay to the order of PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation (as "LENDER"), having a principal place of business and post office address at c/o Principal Real Estate Investors, LLC, 801 Grand Avenue, Des Moines, Iowa 50392-1450, or at such other place as Lender may designate, the principal sum of Sixteen Million Two Hundred Seventy Seven Thousand and 00/100 Dollars ($16,277,000.00) or so much thereof as shall from time to time have been advanced, together with interest on the unpaid balance of said sum from June 22, 2004 (the "CLOSING DATE"), at the lesser of (a) the maximum rate permitted by applicable law and (b) prior to default or maturity, the rate of three and 96/100 percent (3.96%) per annum.

     The term the "OTHER NOTE" as used herein shall mean that certain secured promissory note of even date herewith in the original principal amount of $31,723,000.00 given by Borrower to Lender (Loan No. 753971), as may be modified, amended, supplemented, extended or consolidated in writing and any note(s) issued in exchange therefor or replacement thereof. Any default by Borrower under the Other Note shall constitute a default under this Note. Borrower is justly indebted to Lender for the aggregate principal sum of $48,000,000.00 (the "LOAN AMOUNT") as evidenced by this Note and the Other Note.

     A payment of interest from the Closing Date to and including June 30, 2004, shall be paid on the Closing Date calculated by multiplying the actual number of days elapsed in the period for which interest is being calculated by a daily rate based on the foregoing annual interest rate and a 360-day year. Thereafter, interest shall be computed on the unpaid balance on the basis of a 360-day year composed of twelve 30-day months. Beginning on August 1, 2004, interest shall be due and payable in arrears in monthly installments of Fifty Three Thousand Seven Hundred Fourteen and 10/100 Dollars ($53,714.10), with an installment in a like amount due and payable on the same day of each month thereafter continuing to and including July 1, 2007. On July 1, 2007 ("RATE ADJUSTMENT DATE") the per annum interest rate shall be adjusted to an interest rate established by Lender ("ADJUSTED INTEREST RATE") as herein provided. Commencing on August 1, 2007, monthly installments of interest shall be due and payable in an amount determined by Lender as set forth below, and a like amount shall be due and payable on the same day of each month thereafter, except that all remaining principal and interest to and including the date of payment and other Indebtedness shall be due and payable on July 1, 2010 or such earlier date resulting from the acceleration of the Indebtedness by Lender ("MATURITY DATE"). All principal and interest shall be paid in lawful money of the United States of America by wire transfer of immediately available funds to Lender at Wells Fargo Bank, Iowa, N.A., 7th and Walnut Streets, Des Moines, Iowa 50304, for credit to Principal Life Insurance Company, Account No. 0000014752, RE: Loan No. 753972 with reference to Borrower. In the event Borrower fails to make any monthly payment under this Note on or before the due date thereof, Borrower agrees to make all subsequent payments by automated clearing house transfer through such bank or financial institution as shall be approved in writing by Lender, shall be made to an account designated by Lender, and shall be initiated by Lender or shall be made in such other manner as Lender may direct from time to time. Any other monthly deposits or payments Borrower is required to make to Lender under the terms of the Loan Documents shall be made by the same payment method and on the same date as the installments of interest due under this Note.

     Lender shall notify Borrower in writing ("LENDER'S ADJUSTMENT NOTICE") on or before May 1, 2007 of the number of basis points ("SPREAD") and the United States Treasury Issue ("TREASURY ISSUE") that Lender anticipates it will use to establish the Adjusted Interest Rate. The Spread shall be determined by Lender in its sole discretion based on Lender's evaluation of: (i) the then current financial performance and projected risk of the Premises, which shall encompass various factors, including but not limited to contract debt service coverage, loan-to-value ratio, economic debt service coverage, occupancy, frequency of tenant rollover, financial strength and stability of tenants; (ii) the then current financial status of Borrower, which shall include but not be limited to creditworthiness, financial strength, percentage of liabilities to liquid assets, and annual net income; and (iii) the remaining term and current outstanding balance of this Note for the next three (3) years.

     At any time and from time to time before the Adjusted Interest Rate is established, provided at least seven (7) days have elapsed since the previous Lender's Adjustment Notice, Lender may establish a new Spread which Lender anticipates it will use to establish the Adjusted Interest Rate and notify Borrower of the same. The Adjusted Interest Rate must be established by mutual written agreement of Lender and Borrower by June 1, 2007 (the "RATE SET DEADLINE"). The Adjusted Interest Rate may only be established by mutual written agreement of Lender and Borrower and simultaneous payment by Borrower of Ten Thousand and no/100 Dollars ($10,000.00) ("RATE ADJUSTMENT FEE"). In the event:
(i) Lender and Borrower are unable for any reason to mutually agree in writing on the Adjusted Interest Rate by the Rate Set Deadline, or (ii) Borrower fails to pay the Rate Adjustment Fee to Lender when due, this Note shall become due and payable in full, on July 1, 2007, ("CALL DATE") without a Make Whole Premium, and all principal, interest accrued and to accrue to the date of prepayment at the rate in effect at the time of the initial Lender's Adjustment Notice, and all other Indebtedness evidenced by this Note shall become immediately due and payable in full. Notwithstanding any other provision herein, the Lender shall not be obligated to adjust the interest rate if any default exists under this Note or the Loan Documents.

     In the event Borrower accepts the Adjusted Interest Rate, then notwithstanding anything herein or in any of the Loan Documents to the contrary, Borrower shall have no right to prepay this Note at par during the last 90 days prior to the Call Date and any prepayment will be subject to a Make Whole Premium for the period ending on the Maturity Date calculated at the Adjusted Interest Rate.

In the event Borrower accepts the Adjusted Interest Rate, Borrower is required to provide Lender the following:

     (i) a new standard loan title policy for the Loan in the form approved by the insurance commissioner of the state of Texas, an abstractor's certificate or, if available, an endorsement updating said title policy in the Loan Amount in form and by an issuer satisfactory to Lender at the time of the rate adjustment unless

            (x) the outstanding balance of the Loan Amount at the time of the Call Date is less than $20,000,000.00, (y) no liens or encumbrances exist against the Premises except as previously approved by Lender, and (z) no mortgages or deeds of trust exist against the Premises except for the Deed of Trust. Borrower further agrees that the policy shall insure Lender's Deed of Trust, at the Adjusted Interest Rate to be a first and prior lien subject only to those exceptions which were previously approved by Lender and, if available, provide coverage against mechanic's liens;

     (ii) an amendment to this Note in form and substance satisfactory to Lender executed by Borrower evidencing the Adjusted Interest Rate and a representation that the Premises is free and clear of any liens, privileges, mortgages or encumbrances except as expressly permitted in the Deed of Trust;

     (iii) a usury opinion or endorsement to the title policy acceptable to Lender if Lender reasonably believes that the Adjusted Interest Rate is or may be usurious; and

     (iv) a title search acceptable to Lender and reimbursement for Lender's costs incurred in obtaining the same.

     2. No privilege is reserved by Borrower to prepay any principal of this Note prior to the Maturity Date, except on or after the date hereof, privilege is reserved, after giving thirty (30) days' prior written notice to Lender and the lender under the Other Note, to prepay in full, but not in part, all principal and interest to and including the date on which payment is made, along with all sums, amounts, advances, or charges due under any instrument or agreement by which this Note (and the Other Note, if applicable) is secured, upon the payment of a "MAKE WHOLE PREMIUM." In the event Borrower chooses to prepay this Note, Borrower is not required to simultaneously prepay the Other Note. The Make Whole Premium shall be the lesser of: (a) the maximum amount which is allowable under Texas law limiting the amount of interest which may be contracted for, charged or received after considering all other amounts constituting or deemed to constitute interest, and (b) the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (a) through (c) below:

     (a) Determine the "REINVESTMENT YIELD." The Reinvestment Yield will be equal to the yield on the U.S. Treasury Issue ("PRIMARY ISSUE")* published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield.

            *As set forth above, the U.S. Treasury Issue applicable for each prepayment period is as follows

                  Prepayment Period                     U.S. Treasury Issue
                  -----------------                     -------------------
                  To July 1, 2007                               **
                  July 1, 2007 to July 1, 2010                  **

            ** At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as this Note.

     (b) Calculate the "PRESENT VALUE OF THE LOAN." The Present Value of the Loan is the present value of the payments to be made in accordance with this Note (all installment payments and any remaining payment due on Call Date, or if the Call Date has already passed, on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Call Date, or if the Call Date has already passed, to the Maturity Date.

     (c) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

If Borrower has otherwise fully complied with the preceding paragraphs, then, during the last 90 days prior to either the Call Date or the Maturity Date, provided no Event of Default exists, no Make Whole Premium shall be payable.

     3. Borrower agrees that if Lender accelerates the whole or any part of the principal sum evidenced hereby, after the occurrence of an Event of Default, or applies any proceeds pursuant to the provisions of the Loan Documents, Borrower waives any right to prepay said principal sum in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty, the Make Whole Premium.

Notwithstanding the above, in the event any proceeds from a casualty or Taking of the Premises are applied to reduce the principal balance hereof, such reduction shall be made without a Make Whole Premium, provided no Event of Default then exists under the Loan Documents.

     4. If any payment of principal, interest, Make Whole Premium, or other Indebtedness is not made when due, damages will be incurred by Lender, including additional expense in handling overdue payments, the amount of which is difficult and impractical to ascertain. Borrower therefore agrees to pay, upon demand, the sum of four cents ($.04) for each one dollar ($1.00) of each said payment which becomes overdue ("LATE CHARGE") as a reasonable estimate of the amount of said damages, subject, however, to the limitations contained in paragraph 6 hereof.

Notwithstanding anything hereinabove to the contrary, the Late Charge assessed on any amount due on the Maturity Date but not then paid, whether or not by acceleration, shall not be four cents for each one dollar as described above, but shall instead be a sum equal to the interest which would have accrued on the principal balance then outstanding from the date the payment is made to the end of the month in which the Maturity Date occurs. Such Late Charge shall be in addition to interest otherwise accruing under this Note.

     5. If any Event of Default has occurred and is continuing under the Loan Documents, the entire principal balance of the Loan, interest then accrued, and Make Whole Premium, and all other Indebtedness whether or not otherwise then due, shall at the option of Lender, become immediately due and payable without demand or notice, and whether or not

Lender has exercised said option, interest shall accrue on the entire principal balance, interest then accrued, Make Whole Premium and any other Indebtedness then due, at a rate equal to the Default Rate until fully paid.

     6. Notwithstanding anything herein or in any of the other Loan Documents to the contrary, no provision contained herein or therein which purports to obligate Borrower to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent it calls for the payment of any interest or other amount in excess of such maximum. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall, at the option of Lender, be refunded to Borrower or be applied to the reduction of the principal hereof, without a Make Whole Premium and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal hereof such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest herein for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between Borrower and Lender.

     7. Borrower and any endorsers or guarantors waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment, and notice of default, notice of intent to accelerate maturity, notice of acceleration and maturity, and agree the Maturity Date of this Note or any installment may be extended without affecting any liability hereunder, and further promise to pay all reasonable costs and expenses, including but not limited to, reasonable attorney's fees incurred by Lender in connection with any default or in any proceeding to interpret and/or enforce any provision of the Loan Documents. No release of Borrower from liability hereunder shall release any other maker, endorser or guarantor hereof.

     8. This Note is secured by the Loan Documents creating among other things legal and valid encumbrances on and an assignment of all of Borrower's interest in any Leases of the Premises located in the county of Bexar, state of Texas. Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the Loan Documents. In no event shall such documents be construed inconsistently with the terms of this Note, and in the event of any discrepancy between any such documents and this Note, the terms hereof shall govern. The proceeds of this Note are to be used for business, commercial, investment or other similar purposes, and no portion thereof will be used for any personal, family or household use. This Note shall be governed by and construed in accordance with the laws of the State where the Premises is located, without regard to its conflict of law principles.

     9. Notwithstanding any provision to the contrary in this Note or the Loan Documents and except as otherwise provided for below, the liability of Borrower and any general partner of Borrower under the Loan Documents shall be limited to the interest of Borrower and any general partner of Borrower in the Premises and the Rents. In the event of foreclosure of the liens evidenced by the Loan Documents, no judgment for any deficiency upon the Indebtedness evidenced by the Loan Documents shall be sought or obtained by Lender against Borrower or any general partner of Borrower. Nothing herein shall in any manner limit or impair (i) the lien or enforcement of the Loan Documents pursuant to the terms thereof or (ii) the obligations of any indemnitor or guarantor, if any.

     Notwithstanding any provision hereinabove to the contrary, Borrower and any general partner of Borrower shall be personally liable to Lender for:

     (a) any loss or damage to Lender arising from (i) the sale or forfeiture of the Premises resulting from Borrower's failure to pay any of the taxes, assessments or charges specified in the Loan Documents or
            (ii) Borrower's failure to insure the Premises in compliance with the provisions of the Loan Documents;

     (b) any event or circumstance for which Borrower indemnifies Lender under the Environmental Indemnity;

     (c) nonpayment of taxes, assessments, insurance premiums and utilities for the Premises and any penalty or late charge associated with nonpayment thereof;

     (d) material failure to manage, operate, and maintain the Premises in a commercially reasonable manner for similar property types in the surrounding geographic area;

     (e) any sums expended by Lender in fulfilling the obligations of Borrower as lessor under any Lease of the Premises prior to a sale of the Premises pursuant to foreclosure or power of sale, a bona fide sale (permitted by the terms of paragraph 2(f) of the Deed of Trust (it being agreed that "Deed of Trust" as used herein shall be construed to mean "mortgage" or "deed of trust" or "trust deed" as the context so requires) or consented to in writing by Lender) to an unrelated third party or upon conveyance to Lender of the Premises by a deed acceptable to Lender in form and content (each of which shall be referred to as a "SALE" for purposes of this paragraph) or expended by Lender after a Sale of the Premises for obligations of Borrower which arose prior to a Sale of the Premises;

            Borrower's personal liability for items specified in (c), (d) and
            (e) above shall be limited to the amount of rents, issues, proceeds and profits from the Premises ("RENTS AND PROFITS") received by Borrower for the twenty-four (24) months preceding an Event of Default and thereafter; but less any such Rents and Profits applied to (A) payment of principal, interest and other charges when due under the Loan Documents, or (B) payment of expenses for the operation, maintenance, taxes, assessments, utility charges and insurance of the Premises including sufficient reserves for the same or replacements or renewals thereof ("OPERATION EXPENSE(S)") provided that (x) Borrower has furnished Lender with evidence reasonably satisfactory to Lender of the Operation Expenses and payment thereof, and (y) any payments to parties related to Borrower shall be considered an Operation Expense only to the extent that the amount expended for the Operation Expense does not exceed the then current market rate for such Operation Expense.

     (f) any rents or other income regardless of type or source of payment or other considerations in lieu thereof (including, but not limited to, common area maintenance charges, lease termination payments, refunds of any type, prepayment of rents, settlements of litigation, or settlements of past due rents) from the Premises which Borrower has received or will receive after an Event of Default under the Loan Documents which are not applied to (A) payment of principal, interest and other charges when due under the Loan Documents or (B) payment of Operation Expenses provided that (x) Borrower has furnished Lender with evidence reasonably satisfactory to Lender of the Operation Expenses and payment thereof, and (y) any payments to parties related to Borrower shall be considered an Operation Expense only to the extent that the amount expended for the Operation Expense does not exceed the then current market rate for such Operation Expense;

     (g) any security deposits of tenants not otherwise applied in accordance with the terms of the Lease(s), together with any interest on such security deposits required by law or the leases, not turned over to Lender upon conveyance of the Premises to Lender pursuant to foreclosure or power of sale or by a deed acceptable to Lender in form and content;

     (h) misapplication or misappropriation of tax reserve accounts, tenant improvement reserve accounts, security deposits, prepaid rents or other similar sums paid to or held by Borrower or any other entity or person in connection with the operation of the Premises;

     (i) any insurance or condemnation proceeds or other similar funds or payments applied by Borrower in a manner other than as expressly provided in the Loan Documents;

     (j) any loss or damage to Lender arising from any fraud or willful misrepresentation by or on behalf of Borrower, Interest Owner or any guarantor regarding the Premises, the making or delivery of any of the Loan Documents or in any materials or information provided by or on behalf of Borrower, Interest Owner or guarantor, if any, in connection with the Loan; and

     (k) any loss or damage to Lender arising from movement of building foundations and slabs, water infiltration and/or mold at the Premises and any tenant issues related to these problems.

            Notwithstanding anything contained in paragraphs 9(a)(i) and 9(c) hereinabove as it relates solely to taxes, assessments and insurance premiums, to the extent Lender is impounding for taxes, assessments and insurance premiums in accordance with the Loan

     Documents and Borrower has fully complied with all terms and conditions of the Loan Documents relating to impounding for the same, then Borrower shall not be personally liable for Lender's failure to apply any of said impound amounts held by Lender in accordance with the Loan Documents.

     Notwithstanding anything to the contrary in the Loan Documents, the limitation on liability contained in the first paragraph of this paragraph 9 SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event of any breach or violation of paragraph 2(f) (due on sale or encumbrance) of the Deed of Trust, other than (i) the filing of a nonmaterial mechanic's lien affecting the Premises or a mechanic's lien affecting the Premises for which Borrower has complied with the provisions of paragraph 1(e) of the Deed of Trust, or (ii) the granting of any utility or other nonmaterial easement or servitude burdening the Premises, or (iii) any transfer or encumbrance of a nonmaterial economic interest in the Premises not otherwise set forth in (i) or
(ii).

     10. If more than one, all obligations and agreements of Borrower and of any general partners of Borrower are joint and several.

     11. This Note may not be changed or terminated orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. All of the rights, privileges and obligations hereunder shall inure to the benefit of the heirs, successors and assigns of Lender and shall bind the heirs and permitted successors and assigns of Borrower.

     12. If any provision of this Note shall, for any reason, be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

     13. This Note may be executed in counterparts, each of which shall be deemed an original; and such counterparts when taken together shall constitute but one agreement.

     IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered as of the date first set forth above.

        (REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURES ON NEXT PAGE)

                            SIGNATURE PAGE OF BORROWER TO
                              SECURED PROMISSORY NOTE 2


                            INLAND WESTERN SAN ANTONIO HUEBNER OAKS
                            LIMITED PARTNERSHIP, an Illinois limited partnership

                            By:   INLAND WESTERN SAN ANTONIO HUEBNER
                                  OAKS GP, L.L.C., a Delaware limited liability company, its General Partner

                                  By:   INLAND WESTERN RETAIL REAL
                                        ESTATE TRUST, INC., a Maryland
                                        corporation, its Sole Member


                                        By:            /s/ Valerie Medina
                                               -----------------------------
                                               Name:    Valerie Medina
                                                      ----------------------
                                               Title:  Asst. Secretary
                                                      ----------------------